THE CUTLER TRUST
                                 CODE OF ETHICS

                                  JUNE 15, 2000
                           LAST AMENDED APRIL 3, 2006


SECTION 1. INTRODUCTION

     This Code of Ethics ("Code") has been adopted by The Cutler Trust (the "Trust") with respect to each of its investment portfolios (each a "Fund") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Trust and to deal with other types of conflict of interest situations.

     Upon discovering a violation of the Code, the Board of Trustees (the "Board") may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment or other position of the violator.

SECTION 2. DEFINITIONS

     (a)  ACCESS PERSON means:

          (i)  Any Trust officer;

          (ii) any trustee, including any independent trustee;

          (iii) the officers and directors of the Fund's investment adviser;

          (iv) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or the investment advisor) who, in conjunction with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (v) any natural person in a control relationship to the Fund or the investment advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     Officers of the Trust who are employed by Ultimus Fund Solutions, LLC, as administrator of the Trust, are subject to the provisions of, and shall report under, the code of ethics of Ultimus Fund Solutions, LLC.

     (b)  BENEFICIAL  OWNER  means   "beneficial   owner"  as  defined  in  Rule
16a-1(a)(2) under the Securities and Exchange Act of 1934 except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

     (c) CONTROL has the same meaning as in Section 2(a)(9) of the Investment Company Act of 1940, which generally includes (a) the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company or (b) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the company's voting securities.

     (d)  COVERED SECURITY means any security except:

          (i)  direct obligations of the Government of the United States;

          (ii) bankers' acceptances and bank certificates of deposit;

          (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

          (iv) repurchase agreements covering any of the foregoing; and

          (v) shares of registered open-end investment companies, other than the Fund.

     (e) INVESTMENT PERSONNEL means (i) any employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or the investment advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, and (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (f)  SECURITY HELD OR TO BE ACQUIRED BY THE FUND means

          (i) any Covered Security which, within the most recent 15 days (x) is or has been held by a Fund or (y) is being or has been considered by a Fund or an investment adviser to the Fund for purchase by the Fund; and

          (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.



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

     (g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

     (h) AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     (i) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

     (j) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

SECTION 3. PROHIBITED TRANSACTIONS

     (a) PROHIBITION AGAINST FRAUDULENT CONDUCT. No Access Person shall use any information concerning the investments or investment intentions of a Fund, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund.

     In addition, no Access Person of a Fund shall, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a
Fund:

          (i)  employ any device, scheme or artifice to defraud a Fund;

          (ii) make to a Fund or to a Fund's investment adviser or distributor any untrue statements of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (iii)engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

          (iv) engage in any manipulative practice with respect to a Fund.

     (b)  OTHER PROHIBITED TRANSACTIONS. Access Persons are prohibited from:

          (i) inducing or causing a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

          (ii) accepting anything other than of de minimus value or any other preferential treatment from any entity with which a Fund does business;


                                     --3--

          (iii)establishing or maintaining an account at any entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          (iv) using knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of their friends or relatives;

          (v) violating the anti-fraud provisions of the federal or state securities laws;

          (vi) serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

     (c) UNDUE INFLUENCE; DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation:

          (i) the Access Person's direct or indirect beneficial ownership of any securities of such issuer;

          (ii) any positions with such issuer or its affiliates; and

          (iii)any present or proposed business relationship between such issuer or its affiliates, on the other hand, and such person or any party in which such person has a significant interest, on the other hand.

     (d) CORPORATE OPPORTUNITIES. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to a Fund.

     (e) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibility, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

     (f) PRECLEARANCE. An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, unless (1) such purchase or sale has been approved by the Review Officer, (2) the approved transaction is completed by the close of business on the second trading day after approval is received, and (3) the Review Officer has not rescinded such approval prior to execution of the transaction. Investment Personnel of a Fund or the investment adviser must obtain approval from the Review Officer before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. The Review Officer will retain written records of all such clearance approvals.



                                     --4--

     (g) BLACKOUT PERIODS. No Access Person shall purchase or sell, directly or indirectly, any security on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

SECTION 4. REPORTING REQUIREMENTS

     (a) ACCESS PERSON REPORTING. All Access Persons must report the information described in this Section with respect to transactions in any Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All Access Persons and Investment Personnel must report to the Review Officer unless they are otherwise required to report to the distributor, administrator, or an investment adviser of the Trust or a Fund pursuant to a Code of Ethics adopted by those entities and approved by the Trustees.

     (b) TRUSTEE REPORTING. An independent Trustee (a Trustee who is not an interested person of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940) need only report a transaction if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling the Trustee's official duties as a Trustee, should have known that, during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the Trustee, such Covered Security is or was purchased or sold or was being considered for purchase or sale by a Fund or an investment adviser to the Trust or a Fund.

     (c) EXCLUSIONS FROM REPORTING. Transactions effected for, and Covered Securities held in, any account over which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section. An Access Person need not make a quarterly transaction report under this Section with respect to transactions effected pursuant to an Automatic Investment Plan.

     (d) INITIAL HOLDING REPORTS. No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information (which information must be current as of the date no more than 45 days prior to the date the person becomes an Access Person):

          (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (iii) the date that the report is submitted by the Access Person.

     (e) QUARTERLY TRANSACTION REPORTS. No later than thirty (30) days after the end of a calendar quarter, an Access Person must report the following information:


                                     --5--

          (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such
               transaction   acquired,   any  direct  or   indirect   beneficial
               ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the Covered Security at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (5)  the date that the report is submitted by the Access Person.

          (ii) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (1) the name of the broker, dealer or bank with whom the Access Person established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted by the Access Person.

     (f) ANNUAL HOLDINGS REPORTS. Annually, an Access Person must report the following information (which information must be current as of a date no more than forty-five (45) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          (iii) the date that the report is submitted by the Access Person.

     (g) CERTIFICATION OF COMPLIANCE. Each Access Person is required to certify annually (in the form of Appendix A) that the Access Person has read and understood the Code and recognizes that the Access Person is subject to the Code. Further, each Access Person is required to certify annually that the Access Person has complied with all the requirements of the Code and

                                     --6--
that the Access Person has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (h) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions shall be deemed to satisfy the Quarterly Transaction Report requirement. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

     (i) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     (j) ACCOUNT OPENING PROCEDURES. Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, all Access Persons will promptly:

          (i) provide full access to the Fund, its agents and attorneys to any and all records and documents which the Fund considers relevant to any securities transactions or other matters subject to the Code;

          (ii) cooperate with the Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

          (iii)provide the Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

          (iv) promptly notify the Review Officer or such other individual as the Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by any Access Person.

SECTION 5.  REVIEW OFFICER

     (a) DUTIES OF REVIEW OFFICER. A Review Officer shall be appointed by the Fund's President to:

          (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;

          (ii) identify  all  Access  Persons  who are  required  to make  these
               reports  and   promptly   inform   each  Access   Person  of  the
               requirements of the Code;

          (iii)compare, on a quarterly basis, all Access Persons' Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;


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

          (iv) maintain a signed acknowledgment by each person who is then an Access Person, in the form of Appendix A; and

          (v) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any Limited Offering or Initial Public Offering.

          (vi) annually prepare a written report to the Trustees that

               (1) describes any issues under the code of ethics or procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (2) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     (b) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the designated Review Officer shall request a written explanation of the Access Person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Board.

     (c) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

          (i) a copy of any Code of Ethics adopted by the Fund which has been in effect during the previous five (5) years in an easily accessible place;

          (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

          (iii)a copy of each  report  made by an Access  Person as  required by
               Section 4, including any information provided in lieu of the reports under Section 4(h), of this Code for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any Code of Ethics adopted by a Fund, in an easily accessible place;

          (v) a copy of each written report and certification required pursuant to Section 6(iv) of this Code for at least five (5) years after the end of the fiscal year



                                     --8--
               in which it is made, the first two (2) years in an easily accessible place; and

          (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 5(a)(v) of this Code, for at least five
               (5) years after the end of the fiscal year in which the approval is granted.

SECTION 6.  BOARD REVIEW

     The Board of Trustees, including a majority of the independent Trustees, shall:

          (i) approve the Code of Ethics of the Fund, and the Code of Ethics of each investment adviser, administrator, and principal underwriter of the Fund before initially retaining their services, and any material changes to these Codes at its next regularly scheduled meeting and in any event within six months of such change;

          (ii) base its approval of a Code of Ethics, and any material changes to the Code of Ethics, on a determination that the Code contains provisions reasonably necessary to prevent access persons (as defined in the respective Codes) from engaging in prohibited conduct;

          (iii)receive, prior to approving a Code or any amendment to a Code, a certification from the Fund, investment adviser, administrator, or principal underwriter that it has adopted procedures reasonably necessary to prevent access person from violating the Code; and

          (iv) receive and consider, no less frequently than annually,

               (1) a written report from the Fund, investment adviser, administrator, or principal underwriter describing any issues, material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               (2) a written certification from the Fund, investment adviser, administrator, or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.







                                     --9--

                                THE CUTLER TRUST

                                 CODE OF ETHICS

                                   APPENDIX A
                          ACCESS PERSON ACKNOWLEDGEMENT


I understand that I am an Access person as defined in The Cutler Trust Code of Ethics. I have read and I understand the Code of Ethics and will comply with it in all aspects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

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          Signature                                       Date



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         Printed Name


THIS FORM  MUST BE  COMPLETED  AND  RETURNED  TO THE  TRUST'S  CHIEF  COMPLIANCE
OFFICER:

                              Ms. Brooke C. Ashland
                              c/o The Cutler Trust
                                  3555 Lear Way
                              Medford, Oregon 97504





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